Exhibit 1.1

LIONS GATE ENTERTAINMENT CORP.

10,000,000 Common Shares

Underwriting Agreement

April 8, 2015

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The stockholders named in Schedule I to this Agreement (the “Selling Stockholders”) of Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”), propose, subject to the terms and conditions stated herein, to sell to J.P. Morgan Securities LLC (the “Underwriter”) an aggregate of 10,000,000 shares (the “Firm Securities”) and, at the election of the Underwriter, up to 1,500,000 additional shares (the “Optional Securities”) of common shares, no par value per share (“Common Shares”), of the Company (the Firm Securities and the Optional Securities that the Underwriter elects to purchase pursuant to Section 3 hereof being collectively called the “Securities”).

1. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-203280) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; any preliminary prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430A, 430B or 430C to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus dated April 7, 2015 and the orally conveyed pricing information set forth on Schedule II to

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this Agreement, taken together, immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (1) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or (2) the Selling Stockholder Information (as defined below);

(c) For the purposes of this Agreement, the “Applicable Time” is 9:00 a.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (1) statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or (2) the Selling Stockholder Information;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission complied as to form in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will comply as to form in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (1) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or (2) the Selling Stockholder Information;

(e) The Registration Statement complies, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will comply, as to form in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, in the case of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to (1) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or (2) the Selling Stockholder Information;

(f) The Company and its consolidated subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in the capital stock (excluding any stock split of a subsidiary of the Company) or long term debt of the Company and its consolidated subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its consolidated subsidiaries, taken as a whole (each such change, a “Material Adverse Effect”), in each case otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus. For purposes of this Agreement, “subsidiary” has the meaning set forth in Rule 405 under the Act;

(g) The Company and its subsidiaries collectively have good and marketable title in fee simple to all real property material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Prospectus and the Prospectus or such as do not materially interfere with the use made of such property by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company and its subsidiaries;

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Province of British Columbia, Canada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing, as applicable, under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and each “significant subsidiary” of the Company (within the meaning of Rule 1-02(w) of Regulation S-X) (each, a “Significant Subsidiary”) has been duly incorporated or organized, as applicable, and is validly existing and, to the extent its jurisdiction of incorporation or organization, as applicable, has a concept of “good standing,” in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company (including the Securities) have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Common Shares contained in the Registration Statement, the Pricing Prospectus and the Prospectus;

(j) The financial statements and the related schedules and notes thereto of the Company, its subsidiaries and, to the knowledge of the Company and its subsidiaries, TV Guide Entertainment Group, LLC and Studio 3 Partners LLC, as applicable, included or incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Prospectus comply as to form in all material respects with the accounting requirements of the Act and the related published rules and regulations; such financial statements (in the case of the financial statements of TV Guide Entertainment Group, LLC and Studio 3 Partners LLC, to the knowledge of the Company and its subsidiaries) have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby (except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus) and present fairly in all material respects the financial position of the Company and its subsidiaries, and, to the knowledge of the Company and its subsidiaries, TV Guide Entertainment Group, LLC and Studio 3 Partners LLC, as applicable, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; and the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries (or in the case of TV Guide Entertainment Group, LLC and Studio 3 Partners LLC, from the accounting records of those entities) and presents fairly in all material respects the information shown thereby (in the case of such information related to TV Guide Entertainment Group, LLC and Studio 3 Partners LLC, to the knowledge of the Company and its subsidiaries); and no pro forma financial information is required to be included in the Registration Statement, the Pricing Prospectus and the Prospectus by Article 11 of Regulation S-X;

(k) The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (b) the Articles, Notice of Articles, Vertical Short Form Amalgamation Application, Certificate of Amalgamation of the Company or other organizational documents, as applicable, of the Company or any of its Significant Subsidiaries or (c) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of clauses (a) and (c), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement except (v) the registration under the Act of the Securities, (w) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, (x) such consents, approvals, authorizations, registrations or qualifications as may be required under foreign, state securities or Blue Sky laws or Canadian Securities Laws in connection with the purchase and distribution of the Securities by the Underwriter, (y) such consents, approvals, authorizations, orders, registrations or qualifications as will have been obtained or made as of the First Time of Delivery (as defined below) and (z) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(l) Neither the Company nor any of its Significant Subsidiaries is (a) in violation of its Articles, Notice of Articles, Vertical Short Form Amalgamation Application, Certificate of Amalgamation, Certificate of Incorporation, By-laws or similar organizational documents or (b) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (b), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Common Shares”, insofar as they purport to constitute a summary of the terms of the Common Shares, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair in all material respects;

(n) Other than as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened or contemplated, nor any action, suit or proceeding to which the Company or any of its subsidiaries is a party, or any officer or director of the Company, any Employee Benefit Plan sponsored by the Company or any property or assets owned or leased by the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(o) The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement an offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(q) Ernst & Young LLP, which has expressed its opinion with respect to the consolidated financial statements and schedule of the Company and TV Guide Entertainment Group, LLC filed or incorporated by reference as a part of the Registration Statement and included in the Registration Statement, the Pricing Prospectus and the Prospectus, is (a) an independent public accounting firm within the meaning of the Act, the rules and regulations of the Commission thereunder and applicable Canadian

Securities Laws (as defined below), (b) a person authorized to act as the auditor of the Company as prescribed by the Business Corporations Act (British Columbia), (c) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)) and (d) to the Company’s knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements and schedules of Studio 3 Partners LLC filed or incorporated by reference as a part of the Registration Statement and included in the Registration Statement, the Pricing Prospectus and the Prospectus, is (a) an independent public accounting firm within the meaning of the Act and the rules and regulations of the Commission thereunder and (b) an independent certified public accountant within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations;

(r) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the applicable requirements of the Exchange Act and has been designed by its principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company has concluded, based on an evaluation by management of the Company, that its internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, since the date of the Company’s latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably expected to materially affect, the Company’s internal control over financial reporting;

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, based on an evaluation by management of the Company, such disclosure controls and procedures are effective;

(u) None of the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of applicable anti-bribery laws including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), as amended, the Bribery Act 2010 of the United Kingdom, as amended, or any other law, rule or regulation of similar purposes and scope; or (iv) made, in violation of applicable law, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(v) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(w) For the past five years, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(x) None of the Company or any person authorized to act on its behalf (other than the Underwriter or the Selling Stockholders, as to whom the Company makes no representation or warranty) has, directly or indirectly, (i) made offers or sales of the Securities, or solicited offers to buy any Securities, under circumstances that would require the distribution of the Securities in any Canadian province or territory to be qualified by a Prospectus filed in accordance with the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blanket orders and notices of the securities regulatory authorities in, any such province or territory (the “Canadian Securities Laws”) or (ii) has engaged in any advertisement of the Securities in any printed media of general and regular paid circulation, radio or television or any other form of advertising in connection with the offer and sale of the Securities in such province or territory;

(y) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and each of its subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except where the failure to possess or make the same would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course, except as would not reasonably be expected to have a Material Adverse Effect;

(z) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its subsidiaries own or have adequate rights to use all Intellectual Property (as defined below) used in the Company’s and it subsidiaries’ respective businesses as now conducted or as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any Intellectual Property the failure to own or have rights to use, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus or except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (A) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by any third party, challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property owned by the Company or its subsidiaries or the validity, scope or enforceability of the same; (B) the Intellectual Property owned by the Company or its subsidiaries has not been adjudged invalid or unenforceable, in whole or in part; (C) the operation of the respective businesses of the Company and its subsidiaries does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property of any third party; and (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party, alleging that the Company or any of its subsidiaries has in the past or is currently infringing, misappropriating or otherwise violating any Intellectual Property of any third party. “Intellectual Property” means all rights in intellectual property of any type throughout the world, including, but not limited to, the following: (1) patents and patent applications, (2) trademarks, service marks, trade dress, logos, domain names, trade names, corporate names and other source identifiers, whether or not registered, including all common law rights thereto, and registrations and applications for registration thereof, (3) copyrights and copyrightable works, whether registered or common law, and registrations and applications for registration thereof, including all rights to market, sell, distribute, exhibit, copy, publicly display, commercially exploit and otherwise use creative works, and (4) trade secrets and confidential, technical and business information, including inventions, whether patentable or unpatentable, technology, know-how, manufacturing and production processes and techniques, technical data, and copyrightable works;

(aa) The Company and its subsidiaries have timely filed all federal, state, provincial, local and foreign income and franchise tax returns required to be filed and have paid all taxes due, other than any tax returns or taxes which the Company or any of its subsidiaries are contesting in good faith or where the failure to so pay or file would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (1) there is no pending dispute with any taxing authority relating to any tax returns described in the immediately preceding sentence, and (2) the Company has no knowledge of any liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus;

(bb) The class of Common Shares (including the Securities) is registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the New York Stock Exchange under the ticker symbol “LGF.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the class of Common Shares (including the Securities) from the New York Stock Exchange nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the New York Stock Exchange for maintenance of inclusion of the class of Common Shares (including the Securities) thereon and the Company has not received any notice from the New York Stock Exchange that it is not in compliance with the listing or maintenance requirements of the New York Stock Exchange. A registration statement relating to the class of Common Shares on Form 8-A or other applicable form under the Exchange Act has become effective;

(cc) Other than as contemplated by this Agreement or the Pricing Prospectus, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(dd) The Company and its subsidiaries carry, or are covered by, insurance from insurers with appropriately rated claims paying abilities in such amounts and covering such risks as the Company believes is adequate for the conduct of their business and the value of their properties and as is customary for companies engaged in similar businesses in similar industries; except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; and the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects;

(ee) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder;

(ff) The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act;

(gg) Except as disclosed in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim;

(hh) (i) To the knowledge of the Company, no nonexempt “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan maintained by the Company which could reasonably be expected to result in a material liability to the Company or any of its subsidiaries taken as a whole. At no time in the past six years has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code. There are no pending or, to the knowledge of the Company, threatened, claims, complaints, lawsuits, investigations, or governmental audits relating to any Employee Benefit Plan (other than routine claims for benefits) which could reasonably be expected to result in material liability to the Company or any of its subsidiaries taken as a whole. Each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code, except for any noncompliance that could not reasonably be expected to result in a material liability to the Company or its subsidiaries taken as a whole and, to the knowledge of the Company, no event has occurred and no condition exists with respect to any Employee Benefit Plan that would subject the Company or any ERISA Affiliate to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law which could reasonably be expected to result in a material liability to the Company or any of its subsidiaries taken as a whole. The execution and delivery of this Agreement and the transactions contemplated hereunder will not involve any nonexempt “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code. The representation by the Company in the preceding sentence assumes that the Underwriter is not purchasing the Securities with “plan assets” within the meaning of the regulations published by the U.S. Department of Labor at 29 C.F.R. Section 2510.3-101 et seq., as amended, relating to the definition of “plan assets”, as modified by Section 3(42) of ERISA. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based, severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee or director of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (B) the Company or any of its subsidiaries has any liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the Company’s controlled group as defined in Code Section 414(b), (c), (m) or (o);

(ii) No wholly owned subsidiary of the Company (other than any production entity) is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans (other than production loans) or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as disclosed in the Pricing Prospectus and the Prospectus and/or prohibited by the Company’s publicly filed banking and debt instruments, including but not limited to bank facilities;

(jj) Any third-party statistical and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate in all material respects;

(kk) To enable the Underwriter to rely on Rule 5110(b)(7)(C)(i) of FINRA, the Company represents that, as of the date of this Agreement, the Company (i) has a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) has been subject to the reporting requirements of Section 12 or 15(d) of the Exchange Act and has timely filed all material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act for a period of at least 36 calendar months immediately preceding (i) the date the Registration Statement was filed and (ii) the date of this Agreement; and

(ll) The Company is a “reporting issuer” within the meaning of applicable Canadian Securities Laws in the provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec and is subject to the continuous disclosure reporting requirements of an “SEC issuer” within the meaning of National Instrument 51-102 - Continuous Disclosure Obligations (“NI 51-102”). The Company files its disclosure documents prescribed by NI 51-102 with the applicable securities commissions or securities regulators in Canada on the System for Electronic Document Analysis and Retrieval (SEDAR).

2. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Underwriter and the Company as follows:

(a) Such Selling Stockholder is the record and beneficial owner of, and has valid title to, the Securities to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens, equities or other encumbrances, except with respect to liens or pledges pursuant to (i) that certain Loan Agreement, dated January 28, 2015 (the “Master Account Loan Agreement”), by and between MHR Capital Partners Master Account LP, MHR Capital Partners Master Account II Holdings LLC and JPMorgan Chase Bank, National Association, London Branch, (ii) that certain Loan Agreement, dated January 28, 2015 (the “CP (100) Loan Agreement”), by and between MHR Capital Partners (100) LP and JPMorgan Chase Bank, National Association, London Branch, (iii) that certain Pledge and Security Agreement, dated as of January 28, 2015 (the “Master Account Pledge and Security Agreement”), by and between MHR Capital Partners Master Account LP and JPMorgan Chase Bank, National Association, London Branch, (iv) that certain Pledge and Security Agreement, dated as of January 28, 2015 (the “Master Account II Pledge and Security Agreement”), by and between MHR Capital Partners Master Account II Holdings LLC and JPMorgan Chase Bank, National Association, London Branch, (v) that certain Pledge and Security Agreement, dated as of January 28, 2015 (the “CP (100) Pledge and Security Agreement”), by and between MHR Capital Partners (100) LP and JPMorgan Chase Bank, National Association, London Branch and (vi) that certain Guaranty Agreement, dated as of January 28, 2015 (the “Master Account II Guaranty Agreement” and, together with the Master Account Loan Agreement, the CP (100) Loan Agreement, the Master Account Pledge and Security Agreement, the Master Account II Pledge and Security Agreement and the CP (100) Pledge and Security Agreement, the “Loan Agreements”), by and between MHR Capital Partners Master Account II Holdings LLC in favor of JPMorgan Chase Bank, National Association, London Branch, and, upon payment for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”)) to such Securities, (A) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share register in accordance with its organizational documents and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of each of the Underwriter on the records of DTC will have been made pursuant to the UCC. Each Selling Stockholder, severally and not jointly, represents that all such liens and pledges pursuant to the Loan Agreements on the Securities to be sold by such Selling Stockholder shall be released prior to the time such Securities are sold pursuant to this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder. The execution and delivery of this Agreement and the performance of the terms hereof and the consummation of the transactions herein contemplated will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, (ii) result in any violation of the organizational documents of such Selling Stockholder or (iii) any law, regulation, order or decree applicable to such Selling Stockholder, except, in the case of clause (i) and clause (iii) above, for such breaches, violations or defaults as would not reasonably be expected to materially and adversely affect such Selling Stockholder’s ability to perform its obligations hereunder; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by such Selling Stockholder or for the consummation by such Selling Stockholder of the transactions contemplated hereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may have previously been obtained or as may be required under the Act and the rules and regulations promulgated thereunder or under state securities laws or blue sky laws or FINRA in connection with the purchase and distribution of the Securities by the Underwriter.

(c) Such Selling Stockholder has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or other materials permitted by the Act to be distributed by such Selling Stockholder and such Selling Stockholder has not made any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, except any Issuer Free Writing Prospectus authorized by the Company and the Underwriter for distribution in accordance with the provisions of Section 7(a) hereof.

(d) (A) The Registration Statement, as of the applicable effective date and any post-effective amendment thereto, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, as of its date or any amendment or supplement thereto and as of any Time of Delivery, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and (C) the Pricing Prospectus, as of the Applicable Time and as of any Time of Delivery, did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence with respect to any Selling Stockholder applies only to the extent that any statements in or omissions from the Registration Statement, the Prospectus or the Pricing Prospectus are based on written information concerning such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only information furnished by such Selling Stockholder consists of the name of, and the number of Common Shares owned by, such Selling Stockholder, the number of Securities to be sold by such Selling Stockholder and the information set forth in footnote (1) relating to such Selling Stockholder under the table under the caption “Selling Shareholders” in the Prospectus (such information, the “Selling Stockholder Information”).

(e) The sale of Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Registration Statement, the Pricing Prospectus or the Prospectus.

(f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), such Selling Stockholder will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or cause to be filed with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or cause any such filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, other than (A) with the prior written consent of the Underwriter, (B) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted hereunder, (C) to the Underwriter pursuant to this Agreement, (D) under or pursuant to the Loan Agreements or (E) pursuant to a tender of the Common Shares in connection with a tender offer for Common Shares made to all holders of Common Shares, a merger, consolidation or other business combination, involving a change of control of the Company, or similar transactions (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which such Selling Stockholder may agree to sell, contract to sell, tender or otherwise transfer or dispose of the Common Shares in connection with any such transaction, or vote any of the Common Shares in favor of any such transaction), provided that all of the Common Shares subject to this Section 2(f) that are not so sold, tendered or otherwise transferred or disposed of shall remain subject to this Section 2(f). In addition, notwithstanding the foregoing, any Selling Stockholder may transfer its Common Shares to any of its (y) affiliates or (z) in the case of a partnership, any of the partners of such partnership or any of the partners or members of the general partner of such partnership; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Common Shares subject to the provisions of this Section 2(f) and there shall be no further transfer of such Common Shares except in accordance with this Section 2(f), and provided further that any such transfer pursuant to clause (y) or clause (z) above shall not involve a disposition for value or require any filing by any party (transferor or transferee) under the Exchange Act (other than a filing pursuant to Section 13(d) or Section 16 under the Exchange Act or the rules thereunder) or other public announcement shall be required or shall be made voluntarily in connection with such transfer; provided that the restrictions in this Section 2(f) and the obligations of the Selling Stockholders with respect hereto shall terminate in the event the delivery to or on behalf of the Underwriter of the Securities does not occur in the manner contemplated by this Agreement and this Agreement is terminated prior to the First Time of Delivery.

(g) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(h) Such Selling Stockholder will deliver to you prior to or at the Time of Delivery (as defined below) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

3. Subject to the terms and conditions herein set forth, (a) each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees, to purchase from the such Selling Stockholder, at a purchase price per share of $31.60, the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule I to this Agreement and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Securities as provided below, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees, to purchase from such Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Securities set forth opposite the name of such Selling Stockholder in Schedule I to this Agreement as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the number of Optional Securities which the Underwriter has elected to purchase and the denominator of which is the maximum number of Optional Securities that the Underwriter is entitled to purchase hereunder.

Each Selling Stockholder, severally and not jointly, hereby grants to the Underwriter the right to purchase at its election up to the number of Optional Securities set forth opposite the name of such Selling Stockholder in Schedule I to this Agreement, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Securities, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined below) or, unless you, the Company and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4. [Reserved].

5. (a) The Securities to be purchased by the Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account(s) specified by the Selling Stockholders to the Underwriter at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on April 13, 2015 or such other time and date as the Underwriter, the Selling Stockholders and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York time, on the date specified by the Underwriter in the written notice given of the Underwriter’s election to purchase such Optional Securities, or such other time and date as the Underwriter, the Selling Stockholders and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriter pursuant to Section 9(k) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP (the “Closing Location”), all at such Time of Delivery. A telephonic meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6. The Company agrees with the Underwriter and the Selling Stockholders:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof (except as may be required by law); to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file within the time periods specified in the Commission’s rules and forms all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file within the time periods specified in the Commission’s rules and forms all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify (or obtain an exemption from qualification for) the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to (1) qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or (2) make any changes to its Articles, Notice of Articles, Vertical Short Form Amalgamation Application, Certificate of Amalgamation or other organizational documents of the Company or its subsidiaries, or any agreement between it or its subsidiaries, on the one hand, and any of their respective equityholders, on the other hand;

(c) To furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders (which may be satisfied by filing with the Commission’s Electronic Data, Gathering, Analysis and Retrieval System (“EDGAR”)) as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without your prior written consent, in each case, other than (A) the Securities to be sold hereunder, (B) any Securities issued upon the exercise of any option or warrant or the conversion, exchange or redemption of any security outstanding as of the date of this Agreement, (C) any options, restricted stock units or other equity awards granted issued to employees, officers or directors pursuant to any of the Company’s employee or director stock option, incentive or benefit plans existing on the date of this Agreement or assumed by the Company in connection with any merger, acquisition or other business combination, (D) any Securities issued pursuant to the Company’s employee stock purchase plan or pursuant to equity awards of any kind under any of the Company’s employee or director stock option, incentive or benefit plans existing as of the date of this Agreement or assumed by the Company in connection with any merger, acquisition or other business combination, (E) the filing of any registration statement on Form S-8 or other appropriate form as required by the Act, and any amendments to such forms, in respect of any Securities or any other of the Company’s equity based securities issuable pursuant to any employee benefit plan of the Company existing as of the date of this Agreement or assumed by the Company in connection with any merger, acquisition or other business combination, (F) any Common Shares or any other of the Company’s equity securities, in an amount up to an aggregate of 10.0% of the Company’s fully-diluted shares outstanding as of the date of the Pricing Prospectus, issuable in connection with any transaction, including, without limitation, a merger, acquisition or other business combination, an asset sale or a carve-out, and the filing of any registration statement in connection therewith, (G) any Common Shares issuable in lieu of the payment of cash dividends pursuant to the Company’s quarterly cash dividend policy, (H) any Common Shares or any other of the Company’s equity securities issuable in connection with any rescission of purchases of Common Shares under the Company’s 401(k) Plan and (I) any transaction or series of related transactions involving up to $125,000,000 of the Company’s equity or debt securities; provided that the restrictions in this Section 5(e) and the obligations of the Company with respect hereto shall terminate in the event the delivery to or on behalf of the Underwriter of the Securities does not occur in the manner contemplated by this Agreement and this Agreement is terminated prior to the First Time of Delivery; and

(f) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

7. (a) The Company represents and agrees that, without the prior consent of the Underwriter it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to (1) any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or (2) the Selling Stockholder Information.

8. The Company covenants and agrees with the Underwriter and the Selling Stockholders that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and one counsel for the Selling Stockholders (as a group) in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable and documented fees and disbursements of counsel in each jurisdiction for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the New York Stock Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the cost and charges of any transfer agent or registrar; and (viii) the costs and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with the marketing of the Securities; provided, however, that reimbursements to the Underwriter, if any, shall be limited to expenses actually incurred and provided, further, that in the case of clauses (iii) and (v) above, the Company shall not be required to reimburse fees and expenses of counsel for the Underwriter in excess of $20,000 in the aggregate. It is understood, however, that, except as provided in this Section, and Sections 10 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

Each of the Selling Stockholders, severally and not jointly, covenants and agrees with the Underwriter and the Company that it will pay or cause to be paid all costs and expenses incurred by it and incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder (except as provided in the preceding paragraph), and (ii) all expenses, including out-of-pocket expenses, and taxes incident to the sale and delivery of the Securities to be sold by such Selling Stockholder to the Underwriter hereunder. It is understood, however, that nothing in this Agreement shall be deemed to require the Selling Stockholders to pay the Company, or to reimburse the Company, for the costs of any other matters arising out of, or in connection with, this Agreement that are not directly related to the sale and purchase of the Securities pursuant to this Agreement.

9. The obligations of the Underwriter hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct in all material respects, the condition that each of the Company and the Selling Stockholders shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, counsel for the Underwriter, shall have furnished to you an opinion letter and negative assurance later, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as the Underwriter may reasonably require, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Wachtell, Lipton, Rosen & Katz, counsel for the Company, shall have furnished to you its written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(d) Dentons Canada LLP, Canadian counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e) O’Melveny & Myers LLP, counsel for the Selling Stockholders, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(f) Janet Yeung, General Counsel for MHR Fund Management LLC, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(g) As of the date of this Agreement, the Chief Financial Officer of the Company shall have delivered to the Underwriter a certificate, in the form attached hereto as Exhibit A;

(h) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Ernst & Young LLP and PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(i) (i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its consolidated subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is so material and adverse in the reasonable judgment of the Underwriter as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l) [Reserved];

(m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company as to the accuracy in all material respects of the representations and warranties of the Company herein at and as of such time, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to such time, and as to the matters set forth in subsections (a) and (i) of this Section; and

(n) The Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Selling Stockholders reasonably satisfactory to you as to the accuracy of the representations and warranties of the Selling Stockholders herein at and as of such time, as to the performance in all material respects by the Selling Stockholders of all of their obligations hereunder to be performed at or prior to such time.

10. (a) The Company will indemnify and hold harmless the Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities, to which the Underwriter or the Selling Stockholders, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter and the Selling Stockholders, as applicable, for any legal or other expenses reasonably incurred by the Underwriter and the Selling Stockholders, as applicable, in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein or the Selling Stockholder Information.

(b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or the Company, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any such amendment or supplement in reliance upon and in conformity with such Selling Stockholder’s Selling Stockholder Information.

(c) The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholders, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer

Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholders by the Underwriter expressly for use therein; and will reimburse the Company and the Selling Stockholders, as applicable, for any legal or other expenses reasonably incurred by the Company and the Selling Stockholders, as applicable, in connection with investigating or defending any such action or claim as such expenses are incurred. It is understood and agreed that the only such written information furnished to the Company or the Selling Stockholders by the Underwriter consists of the following information: the seventh and eighth paragraphs under the caption “Underwriting” in the Pricing Prospectus and the Prospectus.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent it has not been materially prejudiced. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the total net proceeds (after deducting underwriter’s discounts and commissions but before deducting expenses) received by such Selling Stockholder from the sale of shares of Common Stock under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 10 shall be in addition to any liability which the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company or any Selling Stockholder and shall survive delivery of and payment for the Securities or any termination of this Agreement.

12. If the Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder within thirty-six hours of a Time of Delivery, then the Company or the Selling Stockholders may terminate this Agreement by written notice to each party (or, with respect to the Second Time of Delivery, the obligations of the Underwriter to purchase and of the Selling Stockholders to sell the Optional Securities). If this Agreement shall be so terminated pursuant to a default by the Underwriter of its obligations to purchase the Securities that it has agreed to purchase at the Time of Delivery, neither the Company nor the Selling Stockholders shall then be under any liability to the Underwriter except as provided in Sections 8, 10 and 11 hereof; but, if for any other reason, any of the Securities are not delivered by or on behalf of the Selling Stockholders as provided herein, such Selling Stockholders pro rata (based on the number of Securities to be sold by such Selling Stockholders hereunder), will reimburse the Underwriter for all out of pocket expenses approved in writing by you, including documented fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to the Underwriter except as provided in Sections 8, 10 and 11 hereof.

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Securities LLC, 383 Madison Avenue, NYC 10179, Attention: Equity Syndicate Desk, fax: 212-622-8358; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address as set forth in Schedule I hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the Underwriter to properly identify its respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. Each of the Company and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholders, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholders have consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Stockholders agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral), other than the registration rights agreement, dated as of October 22, 2009, by and among the Company and persons listed on the signature pages thereto, between the Company, the Selling Stockholders and the Underwriter with respect to the subject matter hereof.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS). The Company and the Selling Stockholders each agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, the Selling Stockholders and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

21. Notwithstanding anything herein to the contrary, the Company and the Stockholders are authorized to disclose to any persons the Canadian and U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the Selling Stockholders relating to that treatment and structure, without the Underwriter’s imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Selling Stockholders and the Company.

Very truly yours,

Lions Gate Entertainment Corp.

By:	/s/ WAYNE LEVIN
Name: Wayne Levin
Title: General Counsel and Chief Strategic Officer

[Signature page to Underwriting Agreement]

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By:	MHR Advisors LLC,
its General Partner

By:	/s/ MARK H. RACHESKY
Name: Mark H. Rachesky
Title: Authorized Signatory

MHR CAPITAL PARTNERS (100) LP

By:	MHR Advisors LLC,
its General Partner

By:	/s/ MARK H. RACHESKY
Name: Mark H. Rachesky
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS II LP

By:	MHR Institutional Advisors II LLC,
its General Partner

By:	/s/ MARK H. RACHESKY
Name: Mark H. Rachesky
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR Institutional Advisors II LLC,
its General Partner

By:	/s/ MARK H. RACHESKY
Name: Mark H. Rachesky
Title: Authorized Signatory

[Signature page to Underwriting Agreement]

MHR INSTITUTIONAL PARTNERS III LP

By:	MHR Institutional Advisors III LLC,
its General Partner

By:	/s/ MARK H. RACHESKY
Name: Mark H. Rachesky
Title: Authorized Signatory

[Signature page to Underwriting Agreement]

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ PAUL MULÉ
Authorized Signatory

[Signature page to Underwriting Agreement]

SCHEDULE I

Selling Stockholders

Name	Number of Firm Securities to be Sold	Maximum Number of Optional Securities
MHR Capital Partners Master Account LP(1)	462,336	69,350
MHR Capital Partners (100) LP(1)	61,771	9,266
MHR Institutional Partners II LP(1)	458,864	68,830
MHR Institutional Partners IIA LP(1)	1,156,015	173,402
MHR Institutional Partners III LP(1)	7,861,014	1,179,152

Total	10,000,000	1,500,000

(1)	The address of this selling stockholder is: c/o MHR Fund Management LLC, 40 West 57th Street, 24th Floor, New York, New York 10019, Attention: Janet Yeung.

SCHEDULE II

Orally Conveyed Pricing Information

1. The offering price per share for the Securities is $32.00.

2. The number of Firm Securities to be sold by the Selling Stockholders is 10,000,000 and the number of Optional Securities to be sold by the Selling Stockholders at the option of the Underwriter is 1,500,000.

SCHEDULE III

(a)	Issuer Free Writing Prospectuses:

None

Exhibit A

CFO Certificate

LIONS GATE ENTERTAINMENT CORP.

Chief Financial Officer’s Certificate

April [—], 2015

In connection with the offering of [—] common shares (the “Shares”) of Lions Gate Entertainment Corp. (the “Company”), pursuant to a preliminary prospectus dated April [—], 2015 (the “Preliminary Prospectus”) and a final prospectus (the “Final Prospectus” and, together with the Preliminary Prospectus, the “Prospectus”) dated April [—], 2015, I, James W. Barge, Chief Financial Officer of the Company, hereby certify, solely in my capacity as Chief Financial Officer (and not in my personal capacity), that:

1.	I am familiar with the Company’s accounting and other books and records and have responsibility for financial and accounting matters with respect to the Company.

2.	I have supervised the compilation of and reviewed the circled information contained on the attached Exhibit A (collectively, the “Circled Information”), which is included in or incorporated by reference into the Prospectus. All of the Circled Information: (i) matched or was derived from the applicable internal accounting and/or other books and records of the Company, or (ii) was derived from applicable internal records or schedules prepared by management or (iii) was derived from schedules prepared by management using certain management estimates and judgments which I believe provide a reasonable basis for such projections. As of the date hereof, nothing has come to my attention that causes me to believe that any of the Circled Information, as of its respective date, is not accurate in all material respects.

This certificate is being provided to J.P. Morgan Securities LLC as the underwriter in connection with Section 9(g) of the Underwriting Agreement, dated as of April [—], 2015, by and among the Company, J.P. Morgan Securities LLC and the selling stockholders party thereto (the “Underwriting Agreement”).

Wachtell, Lipton, Rosen & Katz, counsel to the Company, is entitled to rely upon this certificate in connection with the written opinion and negative assurance letter given by such firm in connection with the Underwriting Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, I have hereunto signed my name on to this Chief Financial Officer’s Certificate as of the date first written above.

James W. Barge CHIEF FINANCIAL OFFICER